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TABLE OF CONTENTS
TABLE OF CONTENTS

Filed pursuant to Rule 424(b)(3)
SEC File No. 333-132143

Prospectus Supplement
(To Prospectus Dated March 1, 2006)

758,961 Shares

Ball Corporation
Common Stock

This prospectus supplement relates to the public offering, which is not being underwritten, of shares of common stock of Ball Corporation. The selling stockholders listed on pages S-13 and S-14 may use this prospectus supplement to offer and resell from time to time up to 758,961 shares of Ball Corporation common stock for their own accounts. The selling stockholders acquired the shares being offered for resale under this prospectus supplement in connection with our acquisition of the United States and Argentinean operations of U.S. Can Corporation pursuant to an agreement and plan of merger, dated February 14, 2006.

The prices at which the selling stockholders (which term as used in this prospectus supplement includes their respective pledgees, donees, transferees or other successors-in-interest) may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. Ball Corporation will not receive any proceeds from the sale of these shares by the selling stockholders, except to the extent that the proceeds from the sale of shares by the selling stockholders are paid to Ball Corporation in connection with the selling stockholders' indemnification obligations under the agreement and plan of merger.

Ball Corporation's common stock is listed on the New York Stock Exchange under the symbol "BLL." The last reported sale price of Ball Corporation's common stock on the New York Stock Exchange on April 5, 2006 was $43.49 per share.

Investing in our common stocks involves risks. See "Risk Factors" beginning on page S-5 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 7, 2006.

        You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement and that the information incorporated herein by reference is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date. It is important that you read and consider all of the information in this prospectus on the one hand, and the information contained in the accompanying prospectus and any document incorporated by reference, on the other hand, in making your investment decision.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See "Incorporation of Certain Documents By Reference."

SUMMARY

        This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors and the financial data and related notes, before making an investment decision.

        As used in this prospectus supplement, unless otherwise indicated herein or the context otherwise indicates, the term: "Ball Corporation" refers only to Ball Corporation and not to any of its subsidiaries; "Ball" refers to Ball Corporation and its subsidiaries prior to the acquisitions; "U.S. Can" refers to U.S. Can Corporation and its subsidiaries as constituted immediately prior to the U.S. Can acquisition, after giving effect to the spin-off of its European operations; "U.S. Can acquisition" refers to Ball Corporation's acquisition of U.S. Can; "Alcan Bottles" refers to the North American plastic bottles operations owned by Alcan Inc. that Ball Corporation acquired on March 28, 2006; "we," "us," "our" and similar terms refer to Ball Corporation and its subsidiaries, including U.S. Can and Alcan Bottles, immediately after giving effect to the acquisitions; and "acquisitions" refers, collectively, to the U.S. Can acquisition and the acquisition of Alcan Bottles.

Ball Corporation

        We are a manufacturer of metal and plastic packaging, primarily for beverages and foods, and a supplier of aerospace and other technologies and services to governmental and commercial customers.

        Ball Corporation was organized in 1880 and incorporated in Indiana in 1922. Ball Corporation's principal executive offices are located at 10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado 80021-2510, and its telephone number is (303) 469-3131.

        You can get more information regarding our business by reading our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and the other reports we file with the Securities and Exchange Commission, or the SEC. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

Recent Developments

        U.S. Can Acquisition.    On March 27, 2006, we completed our acquisition, which we refer to as the U.S. Can acquisition, of the United States and Argentinean operations of U.S. Can Corporation, or U.S. Can, for approximately 758,961 unregistered shares of Ball Corporation common stock and the repayment of approximately $550 million of U.S. Can's debt. All 758,961 shares of common stock issued in connection with the acquisition have been registered for resale pursuant to this prospectus supplement under the terms of the agreement and plan of merger, dated February 14, 2006, or the merger agreement, by and among Ball Corporation, Ball Aerosol and Specialty Container Corporation, U.S. Can and certain securityholders of U.S. Can, who are the selling stockholders identified in this prospectus supplement. Of the 758,961 shares issued to the selling stockholders pursuant to the merger agreement, 451,681 shares, or the escrow shares, are being held in escrow in accordance with the terms of the merger agreement and an escrow agreement, dated as of March 27, 2006, or the escrow agreement, by and among Ball Corporation, Berkshire Partners LLC, as securityholders' representative, and Citibank, N.A., as escrow agent, to secure potential indemnification obligations of the selling stockholders arising under the merger agreement. Pursuant to the terms of the merger agreement and the escrow agreement, the escrow shares may be resold by the selling stockholders during the term of the escrow, but the proceeds from the resale must be deposited into the escrow until they are released from escrow in accordance with the terms of the merger agreement and the escrow agreement. Ball Corporation will not receive any of the proceeds from the sale of the shares offered by this prospectus supplement, except to the extent that escrow shares are sold and the proceeds thereof are paid to Ball Corporation from the escrow to satisfy an indemnification claim against the selling stockholders.

        Alcan Bottles Acquisition.    On March 28, 2006, we completed our acquisition of Alcan Bottles for approximately $180 million.

THE SHARES OFFERED IN THIS PROSPECTUS SUPPLEMENT

Common stock offered	758,961 shares.
Use of proceeds
All of the shares of common stock being offered under this prospectus supplement are being sold by the selling stockholders or their pledges, donees, transferees or other successors-in-interest. Accordingly, Ball Corporation will not receive any proceeds from the sale of these shares, except to the extent that escrow shares are sold and the proceeds thereof are paid to Ball Corporation from the escrow to satisfy an indemnification claim against the selling stockholders.
Listing of Common Stock	Ball Corporation's common stock is listed on the New York Stock Exchange under the symbol "BLL."
Risk Factors
See "Risk Factors" and the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in Ball Corporation common stock.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before purchasing the shares of common stock offered pursuant to this prospectus supplement. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations.

The loss of a key customer could have a significant negative impact on our sales.

        While we have diversified our customer base, we do sell a majority of our packaging products to relatively few major beverage and packaged food companies, some of which operate in North America, Europe and Asia.

        Although approximately two-thirds of Ball's customer contracts are long-term, these contracts are terminable under certain circumstances, such as our failure to meet quality or volume requirements. Because we depend on relatively few major customers, our business, financial condition or results of operations could be adversely affected by the loss of one or more of these customers, a reduction in the purchasing levels of these customers, a strike or work stoppage by a significant number of these customers' employees or an adverse change in the terms of the supply agreements with these customers.

        The primary customers for our aerospace work are U.S. government agencies or their prime contractors. These sales represented approximately 11 percent of Ball's consolidated 2005 net sales. Our contracts with these customers are subject to, among other things, the following risks:

  •
  unilateral termination for convenience by the customers;

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  reduction or modification in the scope of the contracts due to changes in the customer's requirements or budgetary constraints;

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  under fixed-price contracts, increased or unexpected costs causing losses or reduced profits; and

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  under cost reimbursement contracts, unallowable costs causing losses or reduced profits.

We face competitive risks from many sources that may negatively impact our profitability.

        Competition within the packaging industry is intense. Increases in productivity, combined with surplus capacity in the industry, have maintained competitive pricing pressures. The principal methods of competition in the general packaging industry are price, service and quality. Some of our competitors may have greater financial, technical and marketing resources than we do. Our current or potential competitors may offer products at a lower price or products that are superior to ours.

We cannot assure you that U.S. Can and Alcan Bottles will be successfully integrated with Ball.

        If we cannot successfully integrate U.S. Can's and Alcan Bottles' operations with those of Ball, we may experience material negative consequences to our business, financial condition or results of operations. The integration of companies that have previously been operated separately involves a number of risks, including, but not limited to:

  •
  demands on management related to the increase in our size after the acquisition;

  •
  the diversion of management's attention from the management of daily operations to the integration of operations;

  •
  difficulties in the assimilation and retention of employees;

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  difficulties in the integration of departments, systems, including accounting systems, technologies, books and records and procedures, as well as in maintaining uniform standards, controls, including internal accounting controls, procedures and policies; and

  •
  expenses of any undisclosed or potential legal liabilities.

        Prior to the acquisitions, Ball, U.S. Can and Alcan Bottles operated as separate entities. We may not be able to maintain the levels of revenue, earnings or operating efficiency that each entity had achieved or might achieve separately. Successful integration of U.S. Can's and Alcan Bottles' operations will depend on our ability to manage those operations, realize opportunities for revenue growth presented by strengthened product offerings and, to some degree, to eliminate redundant and excess costs.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein do not contain any financial information regarding the operations of U.S. Can and Alcan Bottles. Because the historical financial information incorporated by reference or included elsewhere in this prospectus supplement is not representative of our results as a combined company or our capital structure after the acquisitions, you have limited financial information on which to evaluate your investment decision.

        Ball, U.S. Can and Alcan Bottles operated separately prior to the acquisitions. We have no history as a combined entity and our operations have not previously been managed on a combined basis. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein do not contain any financial information regarding the operations of U.S. Can and Alcan Bottles. The historical financial statements incorporated by reference in this prospectus supplement are those of Ball and do not reflect what our results of operations, financial position and cash flows would have been had we operated on a combined basis and will not be indicative of what our results of operations, financial position and cash flows will be in the future. As a result, the historical financial statements of Ball incorporated by reference in this prospectus supplement are of limited relevance to an investor.

Future acquisition activities may not be successful.

        We may seek to acquire additional companies or assets. The acquisition of any company or group of assets is subject to substantial risks, including the failure to identify material problems during due diligence, the risk of over-paying for assets and the inability to arrange financing for an acquisition as may be required or desired. Further, the integration and consolidation of acquisitions requires substantial human, financial and other resources and, ultimately, our acquisitions may not be successfully integrated. There can be no assurances that any future acquisitions will perform as expected or that the returns from such acquisitions will support the indebtedness incurred to acquire them or the capital expenditures needed to develop them.

We are subject to competition from alternative products which could result in lower profits and reduced cash flows.

        The metal beverage can is subject to significant competition from substitute products, particularly plastic carbonated soft drink bottles made from polyethylene terephthalate, or PET, single serve beer bottles, and containers made of glass, cardboard or other materials. The steel aerosol cans manufactured by U.S. Can are subject to selective competition from aluminum aerosol cans. Competition from plastic carbonated soft drink bottles is particularly intense in the United States and the United Kingdom. There can be no assurance that we will successfully compete against alternative beverage containers which could result in a reduction in our profits or cash flow.

We have a narrow product range and our business would suffer if usage of our products decreased.

        For the 12 months ended December 31, 2005, 65 percent of Ball's consolidated net sales were from the sale of metal beverage cans, and we expect to derive a significant portion of our future revenues from the sale of metal beverage cans. We sell no PET bottles in Europe. Our business would suffer if the use of metal beverage cans decreased. Accordingly, broad acceptance by consumers of aluminum and steel cans for a wide variety of beverages is critical to our future success. If demand for glass and PET bottles increases relative to cans, or the demand for aluminum and steel cans does not develop as expected, our business, financial condition or results of operations could be materially adversely affected.

Our business, financial condition and results of operations are subject to risks resulting from increased international operations.

        Ball derived 24 percent of its total net sales from outside of North America in the year ended December 31, 2005. The increased scope of international operations may lead to more volatile financial results and make it more difficult for us to manage our business. Reasons for this include, but are not limited to, the following:

  •
  political and economic instability in foreign markets;

  •
  foreign governments' restrictive trade policies;

  •
  the imposition of duties, taxes or government royalties;

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  foreign exchange rate risks;

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  difficulties in enforcement of contractual obligations and intellectual property rights; and

  •
  the geographic, time zone, language and cultural differences between personnel in different areas of the world.

        Any of these factors could materially adversely affect our business, financial condition or results of operations.

We are exposed to exchange rate fluctuations.

        For the 12 months ended December 31, 2005, 72 percent of Ball's net sales were attributable to operations with U.S. dollars as their functional currency, and 28 percent of Ball's net sales were attributable to operations having other functional currencies, with 12 percent of net sales attributable to the euro.

        Our reporting currency is the U.S. dollar. Historically, Ball's foreign operations, including assets and liabilities and revenues and expenses, have been denominated in various currencies other than the U.S. dollar, and we expect that our foreign operations will continue to be so denominated. As a result, the U.S. dollar value of Ball's foreign operations have varied, and will continue to vary, with exchange rate fluctuations. In this respect, historically Ball has been primarily exposed to fluctuations in the exchange rate of the euro, British pound, Canadian dollar, Polish zloty, Chinese renminbi, Brazilian real and Serbian dinar.

        A decrease in the value of any of these currencies, especially the euro, relative to the U.S. dollar could reduce our profits from foreign operations and the value of the net assets of our foreign operations when reported in U.S. dollars in our financial statements. This could have a material adverse effect on our business, financial condition or results of operations as reported in U.S. dollars.

        In addition, fluctuations in currencies relative to currencies in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations. For purposes of accounting, the assets and liabilities of our foreign operations, where the local currency is the functional currency, are translated using period-end exchange rates, and the revenues and expenses of our foreign operations are translated using average exchange rates during each period. Translation gains and losses are reported in accumulated other comprehensive loss as a component of shareholders' equity.

        We actively manage our exposure to foreign currency fluctuations in order to mitigate the effect of foreign cash flow and reduce earnings volatility associated with foreign exchange rate changes. We primarily use forward contracts and options to manage our foreign currency exposures and, as a result, we experience gains and losses on these derivative positions offset, in part, by the impact of currency fluctuations on existing assets and liabilities.

Our business, operating results and financial condition are subject to particular risks in certain regions of the world.

        We may experience an operating loss in one or more regions of the world for one or more periods, which could have a material adverse effect on our business, operating results or financial condition. Moreover, overcapacity, which often leads to lower prices, exists in a number of regions, including Asia and Latin America, and may persist even if demand grows. Our ability to manage such operational fluctuations and to maintain adequate long-term strategies in the face of such developments will be critical to our continued growth and profitability.

If we fail to retain key management and personnel we may be unable to implement our key objectives.

        We believe that our future success depends, in large part, on our experienced management team. Losing the services of key members of our management team could make it difficult for us to manage our business and meet our objectives.

Decreases in our ability to apply new technology and know-how may affect our competitiveness.

        Our success depends in part on our ability to improve production processes and services. We must also introduce new products and services to meet changing customer needs. If we are unable to implement better production processes or to develop new products, we may not be able to remain competitive with other manufacturers. As a result, our business, financial condition or results of operations could be adversely affected.

Bad weather and climate changes may result in lower sales.

        We manufacture packaging products primarily for beverages and foods. Unseasonably cool weather can reduce demand for certain beverages packaged in our containers. In addition, poor weather conditions or changes in climate that reduce crop yields of fruits and vegetables can adversely affect demand for our food containers, creating potentially adverse effects on our business.

We are vulnerable to fluctuations in the supply and price of raw materials.

        We purchase aluminum, steel, plastic resin and other raw materials and packaging supplies from several sources. While all such materials are available from many independent suppliers, raw materials are subject to fluctuations in price attributable to a number of factors, including general economic conditions, the demand by other industries for the same raw materials and the availability of complementary and substitute materials. Although we enter into commodities purchase agreements from time to time and use derivative instruments to hedge our risk, we cannot ensure that our current suppliers of raw materials will be able to supply us with sufficient quantities or at reasonable prices. Increases in raw material costs could have a material adverse effect on our business, financial condition or results of operations. Because our North American contracts often pass raw material costs directly on to the customer, increasing raw materials costs may not impact our near-term profitability but could decrease our sales volume over time. In Europe, our contracts do not typically allow us to pass on increased raw material costs and we regularly use derivative agreements to manage this risk; however, our hedging procedures may be insufficient and our results could be materially impacted if materials costs increase suddenly in Europe.

Prolonged work stoppages at plants with union employees could jeopardize our financial position.

        As of December 31, 2005, on a pro forma basis, approximately 47 percent of our North American packaging employees and most of our employees in Europe were covered by one or more collective bargaining agreements. These collective bargaining agreements have staggered expirations over the next several years. Although we consider our employee relations to be generally good, a prolonged work stoppage or strike at certain facilities with union employees could have a material adverse effect on our business, financial condition or results of operations. In addition, we cannot assure you that upon the expiration of existing collective bargaining agreements new agreements will be reached without union action or that any such new agreements will be on terms satisfactory to us.

Our business is subject to substantial environmental remediation and compliance costs.

        Our operations are subject to federal, state and local laws and regulations relating to environmental hazards, such as emissions to air, discharges to water, the handling and disposal of hazardous and solid wastes and the cleanup of hazardous substances. The U.S. Environmental Protection Agency has designated us, along with numerous other companies, as a potentially responsible party for the cleanup of several hazardous waste sites. Based on available information, we do not believe that any costs incurred in connection with such sites will have a material adverse effect on our financial condition, results of operations, capital expenditures or competitive position.

If we were required to write down all or part of our goodwill, our net earnings and net worth could be materially adversely affected.

        Ball had $1,258.6 million of net goodwill recorded on our consolidated balance sheet as of December 31, 2005. The acquisitions of U.S. Can and Alcan Bottles are expected to increase the amount of goodwill on our balance sheet in future periods. We are required to periodically determine if our goodwill has become impaired, in which case we would write down the impaired portion of our goodwill. If we were required to write down all or part of our goodwill, our net earnings and net worth could be materially adversely affected.

If the investments in Ball's pension plans do not perform as expected, we may have to contribute additional amounts to the plans, which would otherwise be available to cover operating expenses, including debt service.

        Ball maintains noncontributory, defined benefit pension plans covering substantially all of its U.S. employees, which we fund based on certain actuarial assumptions. The plans' assets consist primarily of common stocks and fixed income securities. If the investments in the plan do not perform at expected levels, then we will have to contribute additional funds to ensure that the program will be able to pay out benefits as scheduled. Such an increase in funding could result in a decrease in our available cash flow and net earnings and the recognition of such an increase could result in a reduction to our shareholders' equity. We recorded an increase in our minimum pension liability in the fourth quarter of 2005 largely as a reduction in the assumed discount rate. This increase in pension liability was reflected as an increase in other liabilities and a corresponding decrease in stockholders' equity.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains, and the documents incorporated by reference herein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward looking statements represent our goals and actual results or outcomes may differ materially from those expressed or implied. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance and the expected benefits and other benefits of the acquisitions described herein. Forward-looking statements typically can be identified by the use of words such as "will," "expect," "estimate," "anticipate," "forecast," "plan," "believe" and similar terms. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Some factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements include, but are not limited to:

  •
  fluctuation in customer and consumer growth and demand;

  •
  loss of one or more major customers or suppliers or changes to contracts with one or more customers or suppliers;

  •
  insufficient production capacity;

  •
  overcapacity in foreign and domestic metal and plastic container industry production facilities and its impact on pricing and financial results;

  •
  failure to achieve anticipated productivity improvements or production cost reductions, including those associated with capital expenditures such as our beverage can end project;

  •
  changes in climate and weather;

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  fruit, vegetable and fishing yields;

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  power and natural resource costs;

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  difficulty in obtaining supplies and energy, such as gas and electric power;

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  availability and cost of raw materials, as well as the recent significant increases in resin, steel, aluminum and energy costs, and the ability or inability to include or pass on to customers changes in raw material costs;

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  changes in the pricing of the company's products and services;

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  competition in pricing and the possible decrease in, or loss of, sales resulting therefrom;

  •
  insufficient or reduced cash flow;

  •
  transportation costs;

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  the number and timing of the purchases of the company's common shares;

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  the German mandatory deposit or other restrictive packaging legislation such as recycling laws;

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  interest rates affecting our debt;

  •
  labor strikes;

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  increases and trends in various employee benefits and labor costs, including pension, medical and health care costs;

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  rates of return projected and earned on assets and discount rates used to measure future obligations and expenses of the company's defined benefit retirement plans;

  •
  boycotts;

  •
  antitrust, intellectual property, consumer and other litigation;

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  maintenance and capital expenditures;

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  goodwill impairment;

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  the effect of LIFO accounting on earnings;

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  the authorization, funding, availability and returns of contracts for the aerospace and technologies segment and the nature and continuation of those contracts and related services provided thereunder;

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  delays, extensions and technical uncertainties, as well as schedules of performance associated with such segment contracts;

  •
  international business and market risks such as the devaluation or revaluation of certain currencies and the activities of foreign subsidiaries;

  •
  international business risks (including foreign exchange rates and activities of foreign subsidiaries) in Europe and particularly in developing countries such as the People's Republic of China and Brazil;

  •
  changes in the foreign exchange rates of the U.S. dollar against the European euro, British pound, Polish zloty, Serbian dinar, Hong Kong dollar, Canadian dollar, Chinese renminbi, Brazilian real and Argentine peso and in the foreign exchange rate of the European euro against the British pound, Polish zloty and Serbian dinar;

  •
  terrorist activity or war that disrupts the company's production, sales or supply;

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  regulatory action or laws including tax, environmental and workplace safety;

  •
  technological developments and innovations;

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  successful or unsuccessful acquisitions, joint ventures or divestitures and the integration activities associated therewith;

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  changes to unaudited results due to statutory audits of our financial statements or management's evaluation of the company's internal controls over financial reporting;

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  loss contingencies related to income and other tax matters, including those arising from audits performed by U.S. and foreign tax authorities; and

  •
  other risks detailed in our filings with the SEC.

        If we are unable to achieve our goals, then our actual performance could vary materially from the goals we have expressed or implied in these forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        All of the shares of common stock being offered under this prospectus supplement are being sold by the selling stockholders or their pledges, donees, transferees or other successors-in-interest. Accordingly, Ball Corporation will not receive any proceeds from the sale of these shares, except to the extent that escrow shares are sold and the proceeds thereof are paid to Ball Corporation from the escrow to satisfy an indemnification claim against the selling stockholders. See "Summary—Recent Developments" and "Selling Stockholders."

SELLING STOCKHOLDERS

        On March 27, 2006, we completed the U.S. Can acquisition. In connection with the U.S. Can acquisition, we issued to the selling stockholders 758,961 unregistered shares of Ball Corporation common stock, all of which are registered for resale pursuant to this prospectus supplement. Of the 758,961 shares issued to the selling stockholders, 451,681 shares are being held in escrow in accordance with the terms of the merger agreement and the escrow agreement to secure potential indemnification obligations of the selling stockholders arising under the merger agreement. Pursuant to the terms of the merger agreement and the escrow agreement, the escrow shares may be sold by the selling stockholders during the term of the escrow, but the proceeds from the resale must be deposited into the escrow until they are released from escrow in accordance with the terms of the merger agreement and the escrow agreement. Ball Corporation will not receive any of the proceeds from the sale of the shares offered by this prospectus supplement, except to the extent that escrow shares are sold and the proceeds thereof are paid to Ball Corporation from the escrow to satisfy an indemnification claim against the selling stockholders.

        The following table sets forth certain information about each of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders prior to this offering and the number of shares of common stock being offered from time to time under this prospectus supplement. We prepared this table based on information supplied to us by the selling stockholders and we have not sought to verify the information. We have assumed for purposes of this table that each of the selling stockholders will sell, under this prospectus, all of the shares offered by that selling stockholder pursuant this prospectus supplement, provided that the proceeds from the escrow shares must be held in the escrow in accordance with the terms of the merger agreement and the escrow agreement. However, the selling stockholders listed in this table do not necessarily intend to sell any or all of their shares pursuant to this prospectus supplement. The issuance of the shares to the selling stockholders was not registered under the Securities Act in reliance upon certain exemptions contained therein. Ball Corporation is generally obligated to keep the registration statement of which this prospectus supplement forms a part effective until such time as all of the shares have been sold by the selling stockholders or the shares are freely tradeable by the selling stockholders pursuant to Rule 144 under the Securities Act. Information about the selling stockholders may change from time to time. Any changed information will be set forth in a prospectus supplement or post-effective amendment, if required by applicable law.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering(1)	Number of Shares that may be sold pursuant to this Prospectus Supplement	Number of Shares Beneficially Owned After the Offering(2)
Berkshire Fund V, Limited Partnership(3)	359,155	359,155	—
Berkshire Fund V Coinvestment Fund, Limited Partnership(3)	177,813	177,813	—
Berkshire Investors LLC(3)	35,917	35,917	—
Philip R. Mengel	30,889	30,889	—
Barcel Corp.	17,380	17,380	—
Salcorp Ltd.	12,847	12,847	—
Empire Investments S.A.	9,559	9,559	—
Michael Rajkovic	9,065	9,065	—
George V. Bayly	8,900	8,900	—
Lennoxville Investments, Inc.	7,821	7,821	—
Robert C. Ballou	7,722	7,722	—
Windsor International Corporation	5,899	5,899	—
Squam Lake Investors IV, L.P.	4,343	4,343	—

Atlas World Carriers, S.A.	3,477	3,477	—
The World Financial Trading Corporation	3,477	3,477	—
James M. Aikins	3,022	3,022	—
Larry S. Morrison	2,470	2,470	—
Emil P. Obradovich	2,470	2,470	—
John S. Bigley	1,235	1,235	—
Richard L. Adkisson	823	823	—
Von Craig Autry	823	823	—
Francis T. Azzarello	823	823	—
Daniel P. DesRochers	823	823	—
Michael M. Dick	823	823	—
Ramon Ferrer Rullan	823	823	—
Jeffrey P. Lovero	823	823	—
Jochen Naujokat	823	823	—
Gregg S. Pearson	823	823	—
James N. Peterson	823	823	—
Gregory G. Riekhof	823	823	—
Barry R. Turk	823	823	—
Mark J. Baiocchi	618	618	—
William Brien Berberich	618	618	—
Marc D. Fox	618	618	—
Douglas E. McFadden	618	618	—
Keith F. Nemec	618	618	—
Barry W. Orr-Depner	618	618	—
James K. Strasser	618	618	—
Thomas A. Scrimo	515	515	—
Kevin P. Barrett	411	411	—
John J. Blum	411	411	—
Bernard Grilli	411	411	—
Edmund J. Hayes	411	411	—
Edward F. Kubacki	411	411	—
Steven D. Marcontell	411	411	—
Kenneth J. Matyska	411	411	—
Bret M. Shankleton	411	411	—
Geraldine L. Stewart	411	411	—
Robert G. Vuillaume	411	411	—
Scarsdale Company N.V., Inc.	373	373	—

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes securities held by persons who possess sole or shared voting power or investment power with respect to those securities and includes securities that are or will become exercisable within 60 days after March 24, 2006. None of the selling stockholders beneficially owns in excess of 1% of Ball Corporation's outstanding shares of common stock. The number of escrow shares to which each selling stockholder is entitled is based on such selling stockholder's percentage ownership in U.S. Can prior to the U.S. Can acquisition. As a result, if all of the escrow shares were released directly to the selling stockholders, each selling stockholder would be allotted a fractional share amount, which would be paid in cash in lieu of issuing fractional shares.

  For purposes of preparing the table above, the number of escrow shares allotted to each selling stockholder has been rounded up to a full share amount.

(2)
Assumes that each selling stockholder will sell all of such stockholder's shares of common stock being registered hereby. Based on each selling stockholder's beneficial ownership of shares of common stock as of March 24, 2006.

(3)
The general partner of each of Berkshire Fund V, Limited Partnership and Berkshire Fund V Coinvestment Fund, Limited Partnership is Fifth Berkshire Associates LLC, which has voting and investment power for each partnership. The managing members of Fifth Berkshire Associates LLC are, together with two additional members, also the managing members of Berkshire Investors LLC. The address of each of these entities is c/o Berkshire Partners LLC, One Boston Place, Boston, MA 02108.

PLAN OF DISTRIBUTION

        The selling stockholders and any of their pledgees, donees, transferees or other successors-in-interest may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby directly or through one or more broker-dealers or agents. The selling stockholders will be responsible for agent's commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  •
  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  through the writing of options, whether such options are listed on an options exchange or otherwise;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  through the settlement of short sales;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement.

        In addition, the selling stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares short and deliver the shares to close out such short positions. The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus supplement.

        Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved).

        The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgees, donees, transferees or other successors-in-interest as selling stockholders under this prospectus supplement.

        The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, donees, transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement.

        The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        The selling stockholders have informed us that none of them has any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required pursuant to Rule 424(c) under the Securities Act of 1933, setting forth:

  •
  the name of each of the participating broker-dealers;

  •
  the number of shares involved;

  •
  the price at which the shares were sold;

  •
  the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable;

  •
  a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus supplement; and

  •
  any other facts material to the transaction.

        There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus supplement forms a part.

        We are required to pay all fees and expenses incident to the registration of the shares. We may be indemnified by the selling stockholders against liabilities under the Securities Act that may arise from written information furnished to us by the selling stockholders specifically for use in this prospectus supplement.

        None of the selling stockholders intends to use any means of distributing or delivering the prospectus supplement other than by hand or the mails, and none of the selling stockholders intends to use any forms of prospectus supplement other than printed prospectus supplements.

        Once sold under this prospectus supplement, the shares of common stock will be freely tradeable in the hands of persons other than our affiliates.

LEGAL MATTERS

        The validity of the issuance of common stock has been passed upon for us by Charles E. Baker, Vice President and General Counsel of Ball Corporation.

WHERE YOU CAN FIND MORE INFORMATION

        Ball Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Ball Corporation's SEC filings will also be available to you on the SEC's website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, NY 10005, on which Ball Corporation's common stock is listed.

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows the "incorporation by reference" of the information filed by Ball Corporation with the SEC into this prospectus supplement, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus supplement, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus supplement, will be deemed automatically to update and supersede this information. The documents listed below previously filed by Ball Corporation with the SEC are incorporated by reference herein:

  •
  Ball Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2005; and

  •
  Ball Corporation's Current Reports on Form 8-K filed with the SEC on February 15, 2006, February 17, 2006 and March 9, 2006.

        Whenever after the date of this prospectus supplement, and before the termination of the offering of the securities made under this prospectus supplement, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus supplement from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus supplement. Any such request should be directed to:

Ball Corporation
10 Longs Peak Drive, P.O. Box 5000
Broomfield, Colorado 80021-2510
(303) 469-3131
Attention: General Counsel

PROSPECTUS

Ball Corporation

Debt Securities
Common Stock
Preferred Stock
Warrants

        Ball Corporation may offer, from time to time, debt securities, common stock, preferred stock or warrants. In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, shares of Ball Corporation common stock.

        We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        We may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements and other offering material. We may also sell securities directly to investors.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

        Our common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange under the symbol "BLL." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2006

i

ABOUT THIS PROSPECTUS

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "we," "our," "us" or similar references are to Ball Corporation and its consolidated subsidiaries.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, (1) Ball Corporation may, from time to time, sell any combination of debt securities, common stock, preferred stock or warrants, as described in this prospectus, in one or more offerings and (2) selling shareholders to be named in a prospectus supplement may, from time to time, sell common stock in one or more offerings. This prospectus provides you with a general description of the securities that Ball Corporation may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering, including the securities offered, will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See "Incorporation of Certain Documents by Reference."

        You should assume that the information in this prospectus is accurate only as of the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        Ball Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information, including the registration statement of which this prospectus is a part, at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Ball Corporation's SEC filings are also available to you on the SEC's website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, NY 10005, on which Ball Corporation's common stock is listed.

        This prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows the "incorporation by reference" of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus will be deemed automatically to update and supersede this information. The documents listed below previously filed with the SEC are incorporated by reference herein:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

  •
  Our Current Reports on Form 8-K filed with the SEC on February 15, 2006 and February 17, 2006.

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 5, 1973, including any amendments or reports filed with the SEC for the purpose of updating such description.

  •
  The description of our Rights Agreement and Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-07349) filed with the SEC on August 2, 1996, as amended, including any amendments or reports filed with the SEC for the purpose of updating such description.

        Whenever after the date of this prospectus, and before the termination of the offering of the securities made under this prospectus, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:

Ball Corporation
10 Longs Peak Drive, P.O. Box 5000
Broomfield, Colorado 80021-2510
(303) 469-3131
Attention: General Counsel

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains, and the documents incorporated by reference herein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward looking statements represent our goals and actual results or outcomes may differ materially from those expressed or implied. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance. Forward-looking statements typically can be identified by the use of words such as "will," "expect," "estimate," "anticipate," "forecast," "plan," "believe" and similar terms. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Some factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements include, but are not limited to:

  •
  fluctuation in customer and consumer growth and demand;

  •
  loss of one or more major customers or suppliers or changes to contracts with one or more customers or suppliers;

  •
  insufficient production capacity;

  •
  overcapacity in foreign and domestic metal and plastic container industry production facilities and its impact on pricing and financial results;

  •
  failure to achieve anticipated productivity improvements or production cost reductions, including those associated with capital expenditures such as our beverage can end project;

  •
  changes in climate and weather;

  •
  fruit, vegetable and fishing yields;

  •
  power and natural resource costs;

  •
  difficulty in obtaining supplies and energy, such as gas and electric power;

  •
  availability and cost of raw materials, as well as the recent significant increases in resin, steel, aluminum and energy costs, and the ability or inability to include or pass on to customers changes in raw material costs;

  •
  changes in the pricing of the company's products and services;

  •
  competition in pricing and the possible decrease in, or loss of, sales resulting therefrom;

  •
  insufficient or reduced cash flow;

  •
  transportation costs;

  •
  the number and timing of the purchases of the company's common shares;

  •
  the German mandatory deposit or other restrictive packaging legislation such as recycling laws;

  •
  interest rates affecting our debt;

  •
  labor strikes;

  •
  increases and trends in various employee benefits and labor costs, including pension, medical and health care costs;

  •
  rates of return projected and earned on assets and discount rates used to measure future obligations and expenses of the company's defined benefit retirement plans;

  •
  boycotts;

  •
  antitrust, intellectual property, consumer and other litigation;

  •
  maintenance and capital expenditures;

  •
  goodwill impairment;

  •
  the effect of LIFO accounting on earnings;

  •
  the authorization, funding, availability and returns of contracts for the aerospace and technologies segment and the nature and continuation of those contracts and related services provided thereunder;

  •
  delays, extensions and technical uncertainties, as well as schedules of performance associated with such segment contracts;

  •
  international business and market risks such as the devaluation or revaluation of certain currencies and the activities of foreign subsidiaries;

  •
  international business risks (including foreign exchange rates and activities of foreign subsidiaries) in Europe and particularly in developing countries such as the People's Republic of China and Brazil;

  •
  changes in the foreign exchange rates of the U.S. dollar against the European euro, British pound, Polish zloty, Serbian dinar, Hong Kong dollar, Canadian dollar, Chinese renminbi and Brazilian real and in the foreign exchange rate of the European euro against the British pound, Polish zloty and Serbian dinar;

  •
  terrorist activity or war that disrupts the company's production, sales or supply;

  •
  regulatory action or laws including tax, environmental and workplace safety;

  •
  technological developments and innovations;

  •
  successful or unsuccessful acquisitions, joint ventures or divestitures and the integration activities associated therewith;

  •
  changes to unaudited results due to statutory audits of our financial statements or management's evaluation of the company's internal controls over financial reporting;

  •
  loss contingencies related to income and other tax matters, including those arising from audits performed by U.S. and foreign tax authorities; and

  •
  other risks detailed in our filings with the SEC.

        If we are unable to achieve our goals, then our actual performance could vary materially from the goals we have expressed or implied in these forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

BALL CORPORATION

        We are a manufacturer of metal and plastic packaging, primarily for beverages and foods, and a supplier of aerospace and other technologies and services to governmental and commercial customers.

        Ball Corporation was organized in 1880 and incorporated in Indiana in 1922. Ball Corporation's principal executive offices are located at 10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado 80021-2510, and its telephone number is (303) 469-3131.

        You can get more information regarding our business by reading our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and the other reports we file with the SEC. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        We may offer secured or unsecured debt securities, which may be convertible. Our debt securities and any related guarantees will be issued under an indenture to be entered into between us and The Bank of New York. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the debt securities, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

        We have summarized certain general features of the debt securities from the indenture. A form of indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities and guarantees will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

        The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

        Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

  •
  title and aggregate principal amount;

  •
  whether the securities will be senior or subordinated;

  •
  applicable subordination provisions, if any;

  •
  whether securities issued by us will be entitled to the benefits of the guarantees or any other form of guarantee;

  •
  conversion or exchange into other securities;

  •
  whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

  •
  percentage or percentages of principal amount at which such securities will be issued;

  •
  maturity date(s);

  •
  interest rate(s) or the method for determining the interest rate(s);

  •
  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

  •
  redemption (including upon a "change of control") or early repayment provisions;

  •
  authorized denominations;

  •
  form;

  •
  amount of discount or premium, if any, with which such securities will be issued;

  •
  whether such securities will be issued in whole or in part in the form of one or more global securities;

  •
  identity of the depositary for global securities;

  •
  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

  •
  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

  •
  conversion or exchange features;

  •
  any covenants applicable to the particular debt securities being issued;

  •
  any defaults and events of default applicable to the particular debt securities being issued;

  •
  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

  •
  time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

  •
  securities exchange(s) on which the securities will be listed, if any;

  •
  whether any underwriter(s) will act as market maker(s) for the securities;

  •
  extent to which a secondary market for the securities is expected to develop;

  •
  additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

  •
  provisions relating to covenant defeasance and legal defeasance;

  •
  provisions relating to satisfaction and discharge of the indenture;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

  •
  additional terms not inconsistent with the provisions of the indenture.

        One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

        The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 or $5,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee maintained in the Borough of Manhattan, The City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees

        Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the "depositary") identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

DESCRIPTION OF CAPITAL STOCK

        The following is a description of the material terms of our amended articles of incorporation and our bylaws and of certain provisions of Indiana law. The following summary does not purport to be complete and is qualified in its entirety by reference to our amended articles of incorporation and our bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and the relevant provisions of Indiana law.

General

        Our authorized capital structure consists of:

  •
  550,000,000 shares of common stock, without par value; and

  •
  15,000,000 shares of preferred stock, without par value, including 120,000 authorized shares of Series A Junior Participating Preferred Stock.

        As of February 24, 2006, there were 104,420,941 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

  Voting

        The holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders, including the election of directors, and do not have any right to cumulate votes in the election of directors.

  Dividends

        Subject to the rights and preferences of the holders of any series of preferred stock which may at the time be outstanding, holders of our common stock are entitled to such dividends as our board of directors may declare out of funds legally available.

  Liquidation Rights

        In the event of any liquidation, dissolution or winding-up of our affairs, after payment of all of our debts and liabilities and subject to the rights and preferences of the holders of any series of our preferred stock, the holders of our common stock will be entitled to receive the distribution of any of our remaining assets.

  Other matters

        Holders of our common stock have no conversion, preemptive or other subscription rights and there are no redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

        We are authorized to issue up to 15,000,000 shares of preferred stock in one or more series. Our amended articles of incorporation authorize our board of directors to determine and state the designations and the relative rights (including, if any, conversion rights, participation rights, voting rights, dividend rights and stated, redemption and liquidation values), preferences, limitations and restrictions of each unissued series. All shares of preferred stock of the same series must be identical with each other in all respects. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

        When we issue preferred stock, we will provide specific information about the particular class or series being offered in a prospectus supplement. This information will include some or all of the following:

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  the title or designation of the series;

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  the number of shares to be included in the series;

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  whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

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  the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

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  the redemption rights and price or prices, if any, for shares of the series and at whose option such redemption may occur, and any limitations, restrictions or conditions on such redemption;

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  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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  the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Ball Corporation;

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  whether the preferred stock being offered will be listed on any securities exchange;

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  if necessary, a discussion of certain federal income tax considerations applicable to the preferred stock being offered;

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  the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series; and

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  any other relative rights, preferences, limitations and powers not inconsistent with applicable law or our articles of incorporation or our bylaws then in effect.

        Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Certain Anti-Takeover Matters

        Certain provisions of our amended articles of incorporation and our bylaws, as well as certain provisions of the Indiana Business Corporation Law, may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

  Classified Board of Directors

        Our amended articles of incorporation and bylaws provide for a board of directors consisting of ten members, divided into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. Subject to the right of holders of any series of preferred stock to elect directors, shareholders elect one class constituting approximately one-third of the board of directors for a three-year term at each annual meeting of shareholders. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the board of directors. The classification of directors makes it more difficult to change the composition of the board of directors and instead promotes a continuity of existing management.

  Removal of Directors Only for Cause; Filling Vacancies

        Our amended articles of incorporation provide that, subject to the right of holders of any series of preferred stock to elect directors, any director may be removed from office, but only for cause and only by the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors. Our amended articles of incorporation also provide that, subject to the right of holders of any series of preferred stock to elect directors, any newly created directorships resulting from an increase in the number of directors and any vacancy on the board shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

        The director removal and vacancy provisions restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the board of directors by filling the vacancies created by removal with its own nominees.

  Advance Notice Requirements

        Our bylaws set forth advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be presented at meetings of shareholders. These procedures provide that notice of such shareholder proposals must be given timely in proper written form to the Secretary of Ball Corporation prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. To be in proper written form, the notice must contain the information required by our bylaws, including information regarding the proposal and the proponent. The advance notice requirements may have the effect of discouraging a potential acquiror from conducting a proxy contest to elect directors or otherwise attempting to influence or gain control of our company.

  Special Meetings of Shareholders

        Our bylaws do not grant shareholders the right to call a special meeting of shareholders. Under our bylaws, special meetings of shareholders may be called only by our chairman of the board or by the board of directors or as otherwise may be required by law.

  Restrictions on Certain Related Party Business Combination Transactions

        In order to approve certain business combination transactions involving related parties, our amended articles of incorporation require the affirmative vote of the holders of at least 75% of the then outstanding shares of our capital stock entitled to vote generally in the election of directors. These related party business combination transactions include:

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  any merger or consolidation of us or any of our subsidiaries with (1) any related party or (2) any other person or entity who or which is, or after such merger or consolidation would be, an affiliate or associate of the related party;

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  any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any related party or an affiliate or associate of a related party of any assets of ours or any of our subsidiaries having an aggregate fair market value of $10,000,000 or more;

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  any issuance or transfer by us or any of our subsidiaries of any securities having an aggregate fair market value of $10,000,000 or more of ours or any of our subsidiaries' to any related party or an affiliate or associate of a related party in exchange for cash, securities or property (or combination thereof);

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  the adoption of any plan or proposal for the liquidation or dissolution of us proposed by or on behalf of a related party or an affiliate or associate of a related party;

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  any reclassification of securities or recapitalization of us, or any merger or consolidation of us with any of our subsidiaries or any other transaction that has the effect, either directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of us or any of our subsidiaries that is directly or indirectly owned by any related party or an affiliate or associate of a related party; or

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  any agreement, contract or other arrangement providing for any one or more of the transactions mentioned above.

        A related party is a person or entity who or which (1) is the beneficial owner of more than 10% of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (2) is one of our affiliates or associates and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (3) is an assignee of or has otherwise succeeded to any shares of our voting stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any related party, if such assignment or succession shall have occurred in the course of a transaction not involving a public offering within the meaning of the Securities Act.

        The supermajority voting requirement does not apply, however, if:

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  the related party business combination transaction is approved by a majority of directors who are unaffiliated with the related party and who were directors before such person or entity became a related party; or

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  specified price, form of consideration and procedural requirements have been met.

  Amendment of Articles and Bylaws

        Our amended articles of incorporation require the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors to alter, amend, repeal or adopt any provision inconsistent with certain provisions of our amended articles of incorporation, including those described above. Our bylaws may be altered, added to, amended or repealed only by our board of directors. Shareholders do not have this authority.

  Rights Plan Provisions

        On January 24, 1996, our board of directors declared a dividend of one right for each outstanding share of our common stock to shareholders of record at the close of business on August 4, 1996 and the attachment of one right for each subsequently issued share of common stock. Subject to adjustment, each right entitles the holder to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock at an exercise price of $130 per right. The description and terms of the rights are set forth in a Rights Agreement, dated as of January 24, 1996, between us and Computershare Trust Company, as successor rights agent, as amended.

        Generally, if a person or group acquires 15% or more of our outstanding common stock (or upon occurrence of certain other events), the rights (other than those held by the acquiring person) become exercisable and generally entitle the holder to purchase shares of our common stock at a 50% discount. The rights, which expire in August 2006, are redeemable by us at a redemption price of $0.01 per right.

        As a result of our stock splits, which were distributed in February 2002 and August 2004, each right attaching to a share has automatically split so that one-quarter of a right is currently attached to each outstanding share of our common stock.

        The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire our company in certain circumstances. Accordingly, the existence of the rights may deter certain acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of the board of directors to negotiate with a potential acquiror on behalf of all of the shareholders.

  Indiana Business Combinations Statute

        We are subject to Chapter 43, the Business Combinations Chapter, of the Indiana Business Corporation Law. Our bylaws provide that Chapter 42, the Control Share Acquisition Chapter, of the Indiana Business Corporation Law shall not apply to control share acquisitions of shares of our capital stock.

        Subject to exceptions set forth in the Business Combinations Chapter, that Chapter prohibits an Indiana corporation from engaging in certain business combination transactions, including transactions similar to the related party business combination transactions described above, with any interested shareholder for a period of five years following the date that the shareholder first became an interested shareholder, unless the business combination or the purchase of shares made by the interested shareholder on such date is approved by the board of directors of the corporation prior to such date. If prior approval of the board of directors is not obtained, several price and procedural requirements must be met before the business combination may be completed.

        In general, the Business Combinations Chapter defines an interested shareholder as any person who or which (1) is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation or (2) is an affiliate or associate of the corporation and at any time within the five year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation.

Transfer Agent

        The transfer agent and registrar for our common stock is Computershare Trust Company.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, preferred stock or common stock, collectively, the underlying warrant securities, and such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:

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  the title or designation of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

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  the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

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  the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  whether such warrants will be issued in registered form or bearer form;

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  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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  if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

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  if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

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  if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  if necessary, a discussion of certain federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

LEGAL MATTERS

        Certain legal matters will be passed on for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois. Certain matters of Colorado law will be passed on by Charles E. Baker, Vice President and General Counsel of Ball Corporation, and certain matters of Indiana law will be passed on by Robert W. McClelland, Assistant General Counsel of Ball Corporation. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

758,961 Shares

Ball Corporation

Common Stock

PROSPECTUS SUPPLEMENT

April 7, 2006